SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 3, 2014 (November 3, 2014)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

On November 3, 2014, National Health Investors, Inc. (NYSE: NHI) announced that its NHI - Bickford Senior Living joint venture has acquired a 101-unit assisted living and memory care community in Middleton, Ohio for $18.1 million, funded with borrowing on NHI's revolving credit facility.

The press release is attached to this Current Report as Exhibit 99.1.

Additionally, on November 3, 2014, NHI announced the $5.65 million acquisition of an assisted living community in greater Portland, OR, funded with borrowing on NHI's revolving credit facility.

The press release is attached to this Current Report as Exhibit 99.2.

On November 3, 2014, NHI also announced that the Company has made an commitment to lend up to $154.5 million to recapatilize and finance the expansion of Timber Ridge at Talus, a continuing care retirement community in Issaquah, Washington, that is expected to close by November 30, 2014.

The press release is attached to this Current Report as Exhibit 99.3.

Item 9.01.   Financial Statements and Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index and is incorporated herein by reference.

Exhibit Index

Number	Exhibit
99.1	HTML version of press release issued November 3, 2014 titled “NHI Acquires Ohio Assisted Living and Memory Care Community for $18.1 Million”
99.2	HTML version of press release issued November 3, 2014 titled "NHI Acquires Assisted Living Community for $5.65 Million"
99.3	HTML version of press release issued November 3, 3014 titled "NHI Agrees to Loan $154.5 Million to a Continuing Care Retirement Community"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.
	By:	/s/ Roger R. Hopkins
	Name:	Roger R. Hopkins
	Title:	Principal Financial Officer /Chief Accounting Officer
Date: November 3, 2014